Exhibit 99.1

SKYX Reports First Quarter 2023 Financial Results

MIAMI, FL - May 12, 2023- SKYX Platforms Corp. (NASDAQ:SKYX) (d/b/a “Sky Technologies”) (“SKYX,” “we,” or the “Company”), a highly disruptive platform technology company with over 60 issued and pending patents globally with a mission to make homes and buildings become safe and smart as the new standard, today provided a corporate update in conjunction with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

First Quarter 2023 and Subsequent Operational Highlights:

●	SKYX’s smart ceiling plug won a total of five prestigious awards from leading technology publications during the 2023 Consumer Electronics Show (CES 2023), including the coveted CES Smart Home Innovation Award.
●	Successfully closed the strategic acquisition of Belami e-commerce, a profitable lighting and home décor eCommerce conglomerate with 64 websites and $88 million in revenues for the year ended December 31, 2022, that is expected to enhance the Company’s cash flow and serve as a marketing education platform, as well as act as distribution platform to accelerate SKYX’s smart plug and play ceiling products’ time to market and enhance distribution to both professional and retail segments. The transaction was primarily funded using Company’s stock, while the cash portion for the closing was fully funded by two major SKYX investors.
●	Acquired Bailey Street Home, which had $5 million in revenues for the year ended December 31, 2022, a profitable, strategic e-commerce private label lighting website that is expected to serve as an additional marketing and growth platform for SKYX and provide additional distribution to both professional and retail channels.
●	Appointed Al Weiss, former President of Worldwide Operations at Walt Disney Parks and Resorts, as a Senior Business Development Advisor to assist the company with strategic business introductions, partnerships, and engagements in the U.S. and globally.
●	Showcased the Company’s award-winning, revolutionary SkyPlug Smart product at the National Association of Home Builders (NAHB) International Builder’s Show in Las Vegas.
●	Cash, cash equivalents, restricted cash, investments available for sale and restricted investments available for sale totaled $23.1 million as of March 31, 2023, as compared to $16.8 million as of December 31, 2022.
●	Cash used in operations in the first quarter of 2023 totaled $4.1 million, as compared to $3.4 million in the first quarter of 2022.
●	Net cash operating loss in the first quarter of 2023 amounted to $5 million, including $0.5 million of depreciation expense, non-recurring transaction costs of $0.4 million, plus an additional $3.0 million of stock-based compensation expense, totaling a net loss of $8.0 million as compared to a net loss of $11.9 million in the first quarter of 2022.

The full text of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, will be filed with the SEC.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the standard.

SKYX Platforms Corp. (NASDAQ:SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://SKYXPlatforms.com or follow us on LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, the Company’s efforts and ability to drive the adoption of Sky’s Smart Platforms into homes, buildings, cruise ships and communities and adoption by hotels, builders and architects, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, risks arising from mergers and acquisitions, including, with respect the Belami acquisition, the diversion of management’s attention from the Company’s ongoing business operations, risks that the acquisition disrupts current plans and operations of the Company or Belami and potential difficulties in Company or Belami employee retention as a result of the acquisition, and the ability to implement business plans, forecasts and other expectations after the closing, realize the intended benefits of the acquisition, and identify and realize additional opportunities following the acquisition, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. Investors should not rely on the financial information regarding Belami or Bailey Street Home, including the revenue numbers for 2022, or any pro formas filed by the Company, as indicative of any future performance. Future performance could differ in material ways. Investors should expect quarter-to-quarter and year-to-year fluctuations. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Media Relations Contacts:

Britney Ouzts/Barbara Goldberg
O’Connell&Goldberg,Inc.
(754)204-7074/(954)294-4677
bouzts@oandgpr.com / bgoldberg@oandgpr.com

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us

SKYX PLATFORMS CORP.

Consolidated Balance Sheets

	(Unaudited) March 31, 2023	(Audited) December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,521,818	$6,720,543
Investments, available-for-sale	3,862,744	7,373,956
Inventory	2,102,320	1,923,540
Prepaid expenses and other assets	132,234	311,618
Total current assets	20,619,116	16,329,657

Other assets:
Furniture and equipment, net	193,856	215,998
Restricted cash	1,000,000	2,741,054
Restricted investments, available-for-sale	3,704,738	-
Right of use assets, net	22,584,674	23,045,293
Intangible assets, definite life, net	682,054	662,802
Other assets	407,191	182,306
Total other assets	28,572,513	26,847,453

Total Assets	$49,191,629	$43,177,110

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$2,084,450	$1,949,823
Notes payable, current	401,682	405,931
Operating lease liabilities, current	1,631,694	1,130,624
Royalty obligation	2,638,000	2,638,000
Convertible notes, current-related parties	950,000	950,000
Convertible notes, current	350,000	350,000
Total current liabilities	8,055,826	7,424,378

Long term liabilities:
Notes payable	5,133,916	4,867,004
Operating lease liabilities	22,330,469	22,758,496
Convertible notes, net	4,923,281	-

Total long-term liabilities	32,387,666	27,625,500

Total liabilities	40,443,492	35,049,878

Commitments and Contingent Liabilities:
Redeemable preferred stock - subject to redemption: $0 par value; 20,000,000 shares authorized; 880,400 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	220,099	220,099

Stockholders’ Equity (Deficit):
Common stock and additional paid-in-capital: $0 par value, 500,000,000 shares authorized; and 83,189,729 and 82,907,541shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	122,573,318	114,039,638
Accumulated deficit	(114,040,627)	(106,070,358)
Accumulated other comprehensive loss	(4,653)	(62,147)
Total stockholders’ equity (deficit)	8,528,038	7,907,133
Non-controlling interest	—	-
Total equity (deficit)	8,528,038	7,907,133

Total Liabilities and Stockholders’ Equity (Deficit)	$49,191,629	$43,177,110

SKYX Platforms Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended March 31,
	2023	2022
Revenue	$10,025	$6,971
Cost of revenues	(1,468)	(5,640)
Gross income	8,557	1,331
Selling, general and administrative expenses	(7,248,205)	(11,947,440)
Loss from operations	(7,239,648)	(11,946,109)
Other income / (expense)
Interest expense, net	(730,621)	(90,505)
Other income, loan forgiveness	—	178,250

Total other income (expense), net	(730,621)	87,745
Net loss	(7,970,269)	(11,858,364)
Common stock issued pursuant to antidilutive provisions	—	(4,691,022)
Preferred dividends	—	(21,232)
Non-controlling interest		(35,442)
Net loss attributed to common shareholders	$(7,970,269)	$(16,606,060)
Unrealized gain on debt securities	57,494	—
Net Comprehensive loss attributed to common stockholders	$(7,912,775)	$(16,606,060)

Net loss per share - basic and diluted	$(0.10)	$(0.23)

Weighted average number of common shares outstanding during the period – basic and diluted	82,965,182	72,818,108

SKYX Platforms Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,970,269)	$(11,858,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	497,373	21,900
(Other income), loan forgiveness	—	(178,250)
Amortization of debt discount	143,257	—
Non-cash equity-based compensation expense	2,963,702	8,767,894
Change in operating assets and liabilities:
Inventory	(178,780)	—
Prepaid expenses and other assets	(45,501)	(1,395,366)
Operating lease liabilities	(171,963)	—
Accretion operating lease liabilities	245,009	—
Royalty obligation	—	(300,000)
Accounts payable and accrued expenses	398,183	1,583,700

Net cash used in operating activities	(4,118,988)	(3,358,486)
Cash flows from investing activities:
Investments, available-for-sale	(136,033)	—
Purchase of property and equipment	(306)	(191,034)
Payment of patent costs	(33,559)	(48,544)
Net cash used in investing activities	(169,898)	(239,578)

Cash flows from financing activities:
Proceeds from common stock issuance	—	23,100,000
Placement cost	—	(2,548,000)
Proceeds from exercise of options	—	210,000
Proceeds from issuance of convertible notes	10,350,000	—
Dividends paid	—	(21,232)
Principal repayments of notes payable	(893)	(839)
Net cash provided by financing activities	10,349,107	20,739,929

Increase in cash, cash equivalents and restricted cash	6,060,221	17,141,865
Cash, cash equivalents, and restricted cash at beginning of period	9,461,597	10,426,249
Cash, cash equivalents and restricted cash at end of period	$15,521,818	$27,568,114
Supplementary disclosure of non-cash financing activities:
Preferred stock conversion to common	$—	$2,494,134
Common stock issued pursuant to antidilutive provisions	—	4,691,022
Debt discount	5,569,978	—
Cash paid during the period for:
Interest	$711,648	$90,630